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                                                                     EXHIBIT 5.1


                                ALSTON & BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-4777
                                 www.alston.com

                               February 19, 1999



Carolina First BancShares, Inc.
402 E. Main Street
Lincolnton, North Carolina  28093

Re:      Form S-8 Registration Statement
         Community Bank & Trust Co. New Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for Carolina First BancShares, Inc., a North Carolina corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 39,995 shares of the Corporation's Common Stock, $2.50 par value ("Common Stock"), that may be issued pursuant to the Community Bank & Trust Co. New Stock Option Plan (the "Plan").

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that the 39,995 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         This opinion is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                   Sincerely,

                                   ALSTON & BIRD LLP


                                   By:  /s/ Ralph F. MacDonald, III
                                      -----------------------------------------
                                        A Partner